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                                                                    EXHIBIT 99.8

                           AMENDMENT NO. 1 TO WARRANT

         This Amendment No. 1 (the "Amendment"), dated as of June 13, 2003 to the Warrant No W- 2001-07 dated as of October 16, 2001 (the "Warrant"), granted by Universal Automotive Industries, Inc., a Delaware corporation (the "Company") to J.D. Mayotte ("Holder"). Unless otherwise defined herein, terms defined in the Warrant are used herein as therein defined.

                                    RECITALS

         A. The Company granted the Warrant to Holder at an Exercise Price in excess of $.50 per Share.

         B. The present trading price of the Company's Shares is substantially less than the present Exercise Price.

         C. In order to induce Holder to exercise the Warrant, the Company has agreed to reduce the Exercise Price to $0.50 per Share until January 31, 2004.

         D. This reduction of the Exercise Price to $0.50 per Share will benefit the Company, which will receive the proceeds of any Warrant exercise, and will benefit Holder who will be able to exercise the Warrant at a lower Exercise Price.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

         THE RECITALS SET FORTH ABOVE ARE INCORPORATED BY REFERENCE HEREIN AND MADE A PART HEREOF AS IF FULLY REWRITTEN.

         THE EXERCISE PRICE SET FORTH IN PARAGRAPH 1 OF THE WARRANT IS REVISED TO $0.50 PER SHARE; PROVIDED, HOWEVER, THAT THE EXERCISE PRICE SHALL REVERT TO THE ORIGINAL EXERCISE PRICE SET FORTH IN THE WARRANT AFTER THE CLOSE OF BUSINESS ON JANUARY 31, 2004 AND SHALL REMAIN AT THE ORIGINAL EXERCISE PRICE UNTIL THE EXPIRATION TIME.

                                 UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                 By:    ________________________________________
                                 Name:  ________________________________________
                                 Title: ________________________________________

                                 HOLDER:
                                ________________________________________________

                                 J.D. Mayotte

                                 Address: ______________________________________
                                          ______________________________________

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         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
         AS AMENDED, OR ANY STATE SECURITIES LAWS. IT HAS BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE WARRANT REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAN AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No. W-2001-07                      WARRANT                      October 16, 2001
                   To Purchase 6,250 Shares of Common Stock of
                      Universal Automotive Industries, Inc.

         1. Number of Shares; Exercise Price; Term. As of October 16, 2001, in partial consideration for entering into that certain Consulting Agreement dated October 16, 2001 (the "Consulting Agreement"), by and between Schneider Securities, Inc. ("Schneider") and Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), the Company agreed to issue a warrant (the "Original Warrant") to Schneider to acquire from the Company up to 200,000 shares (the "Shares") of common stock, $0.01 par value, of the Company (the "Common Stock") on the terms and conditions set forth in the Consulting Agreement. Schneider has transferred to J. D. Mayotte ("Holder") a portion of the Original Warrant entitling Holder to acquire from the Company a total of 6,250 Shares upon the terms and subject to the conditions set forth herein. Holder is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after October 16, 2002 and at or prior to 11:59 p.m. Central Time, on October 16, 2005 (the "Expiration Time"), but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to 6,250 fully paid and nonassessable Shares of Common Stock of the Company at a purchase price of $2.00 per Share. Such number of Shares and Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

         2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by Holder, in whole or in part, at any time, or from time to time, subsequent to the date hereof, by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of Holder, at the office of the Company in Chicago, Illinois (or such other office or agency of the Company as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company). Payment of the Exercise Price for the Shares thereby purchased shall be made by cash, certified or cashier's check or wire transfer payable to the order of the Company, at 10:00 a.m., Central Time, on the day following surrender of this Warrant and the Notice of Exercise, in an amount equal to the purchase price of the Shares thereby purchased. Thereupon, Holder as the holder of this Warrant, shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.

         3. Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to Holder promptly after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

         4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which Holder as the holder would otherwise be entitled, Holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess

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of fair market value for such fractional Share above the Exercise Price for such fractional share (as determined in good faith by the Company) or (ii) a whole Share if Holder tenders the Exercise Price for one whole share.

         5. No Rights as Shareholder. This Warrant does not entitle Holder as a holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

         6. Charges, Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of Holder as the holder of this Warrant. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

         7. No Transfer. This Warrant and any rights hereunder are not transferable by Holder as the holder hereof, in whole or in part, without the prior written consent of the Company.

         8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by Holder as the registered holder at the above-mentioned office or agency of the Company, for a new Warrant on substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

         10. Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Shares, equal to the number of such Shares purchasable upon the exercise of this Warrant. All such Shares shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued and fully paid and nonassessable, with no liability on the part of Holder. Such Shares will not be subject to any preemptive rights.

         11. Listing on Securities Exchanges, Etc. The Company will maintain the listing of all Shares issuable or issued from time to time upon exercise of this Warrant on each securities exchange or market or trading system on which any shares of Common Stock are then or at any time thereafter listed or traded, but only to the extent and for such period of time as such shares of Common Stock are so listed.

         12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

         13. Adjustments and Termination of Rights. The purchase price per Share and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that Holder as the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which Holder as the holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests

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of Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

                  (b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding Shares, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

                  (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Shares, or make any other distribution with respect to Common Stock in Shares, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution. This paragraph shall apply only if and to the extent that, at the time of such event, this Warrant is then exercisable for Common Stock.

                  (e) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Section 13(c) or 13(d) hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and
(ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

         14. Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to
Section 13 hereof, the Company shall issue and provide to Holder as the holder of this Warrant a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

         15. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to conflict of laws principles.

         16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and Holder as the holder hereof.

         17. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one
(1) business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five (5) business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for Holder as the holder set forth in the registry maintained by the Company pursuant to Section 8, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or Holder as the holder may designate by ten (10) day advance written notice.

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         18.      Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

         IN WITNESS WHEREOF, Universal Automotive Industries, Inc. has caused this Warrant to be executed by its duly authorized officer.

Dated: As of October 16, 2001

                                          UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          Name of Holder:  J. D. Mayotte
                                          Address: _____________________________

                               NOTICE OF EXERCISE

To: Universal Automotive Industries, Inc.

         1. The undersigned hereby elects to purchase ________________ shares (the "Shares") of common stock $.01 par value of Universal Automotive Industries, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

         3. The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4. The undersigned understands the certificates evidencing the Shares may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS."

                  (b)      Any legend required by applicable state law.

         5. Please issue a certificate or certificates representing said Shares in the name of the undersigned.

         6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

                                                (Print Name)

______________________                          By: ____________________________
        Date                                              Title: _______________